 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2023

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Wilshire Boulevard, Suite 150, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01	Other Events. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 16, 2023, Broadway Financial Corporation (the “Company”) received written notice (the “Notification Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the periodic financial reporting requirements set forth in Nasdaq Listing Rule 5250(c)(1) (“Rule 5250(c)(1)”) for continued listing on The Nasdaq Capital Market because its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”) was not filed within the time period prescribed by Securities and Exchange Commission rules.  As previously reported on November 15, 2023, the Company’s principal executive officer and principal financial officer need additional time to complete their evaluation of the effectiveness of the Company’s disclosure controls and procedures.

The Notification Letter does not impact the Company’s listing on The Nasdaq Capital Market at this time.  In accordance with Nasdaq rules, the Company must submit a detailed plan to regain compliance with Rule 5250(c)(1) within 60 calendar days, and, if accepted, Nasdaq may grant an extension of up to 180 calendar days from the original due date of the Form 10-Q to regain compliance.

The Company intends to submit a plan with Nasdaq within 60 calendar days of the date of the Notification Letter. As previously reported, the Company intends to file the Form 10-Q and provide further information on its control environment as soon as reasonably practical, before the expiration of the extension period.

Item 8.01	Other Events.

As previously reported, on September 25, 2023, the Company received written notice from Nasdaq notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) requiring the Company’s securities to maintain a minimum closing bid price of $1.00 per share.

On November 15, 2023, the Company received a letter from Nasdaq informing the Company that it had regained compliance with the minimum bid price requirement and the matter was closed.

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Cautionary Statement Regarding Forward-Looking Information

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s beliefs and expectations relating to submission of its plan to regain compliance with Rule 5250(c)(1), the filing of the Form 10-Q and the completion of the ongoing evaluation of the Company’s disclosure controls and procedures. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual outcomes to differ materially from the outcomes expressed or implied by this report. Such risks include, among others, Nasdaq rejecting the Company’s plan to regain compliance or a material delay in the Company’s financial reporting, including the possibility that the ongoing evaluation may identify control deficiencies, misstatements, or other errors in the Company’s accounting practices. All such factors are difficult to predict and may be beyond the Company’s control. The Company undertakes no obligation and does not intend to update or revise any forward-looking statements contained herein, except as required by law or regulation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: November 22, 2023	By:	/s/ Brenda J. Battey
Brenda J. Battey
Executive Vice President and
Chief Financial Officer